Exhibit 99.1 1 NewtekOne, Inc. Reports 3Q25 and Year-to-Date 2025 Basic and Diluted EPS of $0.68 and $0.67 and $1.57 and $1.54 Year-over-Year Quarterly and Year-to-Date Diluted EPS Growth Approximate 49% and 22% Boca Raton, Fla., October 29, 2025 - NewtekOne, Inc. (the "Company") (Nasdaq: NEWT) reports its financial and operating results for the three and nine month periods ended September 30, 2025. Financial Highlights for the three and nine months ended September 30, 2025: • For the three months ended September 30, 2025 ("3Q25"), basic and diluted earnings per share ("EPS") were $0.68 and $0.67, respectively, vs. $0.45 and $0.45, respectively, for the three months ended September 30, 2024 ("3Q24"), reflecting Y/Y increases of 51% and 49%, respectively. • For the nine months ended September 30, 2025 ("YTD25"), basic and diluted EPS were $1.57 and $1.54, respectively, vs. $1.26 and $1.26, respectively, for the nine months ended September 30, 2024 ("YTD24"), reflecting Y/Y increases of 25% and 22%, respectively. • Book value per common share ended 3Q25 at $11.72, up Y/Y and Q/Q by 16.4% and 5.5%, respectively. • Tangible book value per common share1 ended 3Q25 at $11.22, up Y/Y and Q/Q by 25.6% and 6.4%, respectively. • Total revenue, defined as the sum of net interest income and noninterest income, was $74.9 million for 3Q25, up 19.3% over $62.8 million for 3Q24. Total revenue was $211.5 million for YTD25, up 16.0% over $182.3 million for YTD24. • Net income before taxes for 3Q25 was approximately $25.1 million, up 47.0% Y/Y from $17.1 million for 3Q24. Net income before taxes for YTD25 was approximately $55.5 million, up 23.5% from $44.9 million for YTD24. • Pre-provision net revenue ("PPNR")1,2 for 3Q25 was approximately $32.8 million, an increase of 36.7% from $24.0 million for 3Q24. PPNR for YTD25 was approximately $85.8 million, an increase of 39.1% from $61.7 million for YTD24. 1 Non-GAAP financial measure; see "Reconciliation of GAAP to Non-GAAP Financial Measures" below for a reconciliation and additional information on non-GAAP measures.. 2 PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

Exhibit 99.1 2 • The efficiency ratio1 was 56.3% for 3Q25, an improvement from 61.8% for 3Q24. • Return on average assets (“ROAA”)1 was 3.06% for 3Q25. • Return on average equity ("ROAE")1 was 20.4% for 3Q25. • Return on average tangible common equity (“ROTCE”)1 was 23.7% for 3Q25. • Pre-provision return on average assets ("PPROA")1 was 5.75% for 3Q25. Selected Balance Sheet and Other Highlights for 3Q25 • Raised $30 million of Common Equity Tier 1 (CET1) capital in a transaction with Patriot Financial Partners, L.P. ("Patriot") pursuant to which Patriot exchanged $20 million of our Series A Convertible Preferred Stock for our common shares and purchased an additional $10 million of our common shares for cash. • Increased Tier 1 capital by issuing $50 million of depositary shares, each representing a 1/40th interest in a share of the Company's 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B ("Series B Preferred"), with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share). • Refinanced and upsized Newtek Merchant Solutions' borrowing facility with a new $95 million financing solution through Goldman Sachs Alternatives. • Originated $104 million of Alternative Loan Program (“ALP”) loans compared to $66 million for 3Q24. • Originated $187 million of SBA 7(a) loans compared to 3Q24 originations of $243 million. In addition, the Company sold $69 million of guaranteed portions of SBA 7(a) loans in 3Q25. • Originated $28 million of SBA 504 loans. In addition, the Company sold $19 million of SBA 504 loans in 3Q25. • Originated $17.8 million and $19.3 million of CRE and C&I loans HFI. • Commercial deposits at Newtek Bank increased $52.0 million, or 17% Q/Q, while core consumer deposits grew $95.0 million, or 12% Q/Q; and wholesale deposits decreased $8 million Q/Q. • Insured deposits comprised 78% of deposits. Post 3Q25 Highlights • On October 1, 2025, the Company paid a dividend on the Company’s outstanding Series B Preferred in the amount of $9.44 per Preferred Share, or $0.2361 per depositary share, which is equivalent to 1/40th of the dividend on the Preferred Shares. This initial dividend payment on the Series B Preferred was pro-rated for the initial dividend period from the date of the issuance of the Series B Preferred on August 20, 2025. • On October 24, 2025, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. Commenting on quarterly results, Barry Sloane, CEO, President, and Chairman said, "We are pleased to report basic and diluted EPS of $0.68 and $0.67 for the third quarter of 2025, which compare favorably to basic and diluted EPS of $0.45 for the third quarter of 2024. Compared to balances as of September 30, 2024, loans and deposits increased approximately 58% and 81%, respectively, and we continue to post what we believe are above-average returns with 3Q25 ROAA and ROTCE of 3.06% and 23.7%. In addition, we continue to show the scalability of our operating model with a 3Q25 operating efficiency ratio of 56.3%, an improvement from 61.8% for the year ago quarter. Our business model is structured to capture incremental operating leverage, especially as we execute on plans to continue to grow lower cost business deposits." Mr. Sloane continued, "On the capital front, we were tremendously successful in the third quarter, raising $30 million of CET1 capital and $80 million of Tier 1 capital. We also refinanced our borrowing facility at Newtek Merchant Solutions, our payments business, with a $95 million financing solution provided by Goldman Sachs. In effect, we

Exhibit 99.1 3 are improving the complexion of our capital structure by layering in additional equity capital, with the goal of reducing unsecured debt at the holding company." Mr. Sloane then went on to discuss NewtekOne's evolution, "NewtekOne’s purpose and mission, which is to provide business and financial solutions to independent business owners in the United States, has not changed since the Company’s inception in 1998. We enhanced our ability to deliver on that mission when we acquired what is now known as Newtek Bank roughly ten quarters ago in January of 2023, converting from a business development company to a financial holding company owning and operating a nationally chartered bank. With our technology enabled platform, we believe that NewtekOne looks different than the vast majority of our competitors. We are proud of having expanded our business by offering our business and financial solutions to our customers. What is most important to us is improving our customers’ business prospects, enhancing their business opportunities, and helping them achieve their business goals." Mr. Sloane added, "We believe we have created meaningful franchise value in transforming a single-branch sixty year old bank in Flushing, New York, with an antiquated operating model into a branchless, bankerless digital bank. Financial institutions of the future that make loans and provide depository solutions and money movement capabilities to independent business owners will need to do so with state-of-the-art technologies and artificial intelligence and without the use of costly bankers and branches. We believe that NewtekOne is well on its way and ahead of the industry in looking like a financial institution of the future. We have opened up more than 21,000 bank accounts digitally and serve our customers on demand and on camera with payroll, real-time payment, insurance brokerage, and lending solutions to help them grow their businesses. We have consistently ranked as one of the top three SBA lenders in the United States and currently service over 10,000 borrowers." Mr. Sloane further added, "As we approach the end of 2025, I would like to highlight that our Alternative Lending Program, or ALP, that has completed three securitizations since the ALP was launched in 2019, is preparing a fourth securitization for the fourth quarter of 2025, which we expect to be our largest securitization to date. Investors have heard us discuss how ALP loans are extremely attractive to our client base, very profitable for our shareholders, and additive to our business strategy." Mr. Sloane concluded, "For investors with a long-term view to owning a company with a winning strategy to help its client base, we believe that NewtekOne has demonstrated, in a relatively short period of time, the ability to raise deposits, make loans digitally, and to provide value-added payroll, insurance, and real-time payment solutions to its clients. We have spent the past two-plus decades developing our strategy and product offerings and believe financial institutions should be providing the helpful and necessary technologies like we offer to the independent business owner universe in the United States. According to the Small Business Administration, this market segment represents 43% of non-farm GDP and includes 36 million businesses. Later today, we look forward to sharing our presentation during our earnings conference call, which will be archived in the investor relations section of our website. We believe our future is extremely bright, and our go forward plan is to continue to provide attractive risk adjusted returns to shareholders." Third Quarter 2025 Conference Call and Webcast A conference call to discuss the third quarter 2025 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman, and Frank M. DeMaria, Chief Financial Officer, today, Wednesday, October 29, 2025, at 4:30 p.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Third Quarter 2025 Financial Results Conference Call. To receive a dial-in number, participants are requested to

Exhibit 99.1 4 register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Third Quarter 2025 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com). Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the period ended September 30, 2025. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties, including the duration of the current government shutdown. Actual results may differ materially from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com

Exhibit 99.1 5 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) September 30, 2025 December 31, 2024 (Unaudited) ASSETS Cash and due from banks $ 3,980 $ 6,941 Restricted cash (amounts related to VIEs of $6.3 million and $6.3 million, respectively) 24,737 28,226 Interest bearing deposits in banks 188,214 346,207 Total cash and cash equivalents 216,931 381,374 Debt securities available-for-sale, at fair value 18,009 23,916 Loans held for sale, at fair value 757,001 372,286 Loans held for sale, at LCM 28,678 58,803 Loans held for investment, at fair value (amounts related to VIEs of $213.8 million and $257.2 million, respectively) 305,720 369,746 Loans held for investment, at amortized cost, net of deferred fees and costs 834,087 621,651 Allowance for credit losses (45,166) (30,233) Loans held for investment, at amortized cost, net 788,921 591,418 Federal Home Loan Bank and Federal Reserve Bank stock 4,064 3,585 Settlement receivable 469 52,465 Residuals in securitizations, at fair value 76,701 — Joint ventures and other non-control investments, at fair value (cost of $36,692 and $44,039), respectively 51,390 57,678 Goodwill and intangibles 14,633 14,752 Right of use assets 2,292 5,688 Servicing assets, at fair value 17,023 22,062 Servicing assets, at LCM 30,540 24,195 Other assets 86,727 60,636 Assets held for sale — 21,308 Total assets $ 2,399,099 $ 2,059,912 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits: Noninterest-bearing $ 21,771 $ 11,142 Interest-bearing 1,156,193 961,910 Total deposits 1,177,964 973,052 Borrowings (including borrowings of VIEs of $140.6 million and $186.6 million, respectively) 748,549 708,041 Dividends payable 5,387 5,233 Lease liabilities 2,322 6,498

Exhibit 99.1 6 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) September 30, 2025 December 31, 2024 Deferred tax liabilities, net 5,343 2,244 Due to participants 35,047 21,532 Accounts payable, accrued expenses and other liabilities 37,780 40,806 Liabilities directly associated with assets held for sale — 6,224 Total liabilities 2,012,392 1,763,630 Shareholders' Equity: (Unaudited) Series A Preferred stock (par value $0.00 and $0.02 per share; 0 and 20 authorized, 0 and 20 issued and outstanding, respectively) — 19,738 Series B Preferred stock (par value $0.02 per share; 54 authorized, 50 issued and outstanding, respectively) 48,181 — Common stock (par value $0.02 per share; authorized 199,980 shares, 28,876 and 26,291 issued and outstanding, respectively) 577 526 Retained earnings 81,981 57,773 Additional paid-in capital 255,963 218,266 Accumulated other comprehensive income (loss), net of income taxes 5 (21) Total shareholders' equity 386,707 296,282 Total liabilities and shareholders' equity $ 2,399,099 $ 2,059,912 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended September 30, 2025 June 30, 2025 September 30, 2024 (unaudited) (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 200 $ 214 $ 334 Loans and fees on loans 36,376 33,354 28,588 Other interest earning assets 2,518 2,950 2,349 Total interest income 39,094 36,518 31,271 Interest expense Deposits 10,879 9,357 7,314 Notes and securitizations 10,710 10,908 11,482 Bank and FHLB borrowings 2,956 2,330 1,494 Total interest expense 24,545 22,595 20,290 Net interest income 14,549 13,923 10,981 Provision for credit losses 7,712 9,117 6,928

Exhibit 99.1 7 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended September 30, 2025 June 30, 2025 September 30, 2024 (unaudited) (unaudited) (unaudited) Net interest income after provision for credit losses 6,837 4,806 4,053 Noninterest income Dividend income 425 600 374 Net loss on loan servicing assets (4,493) (4,355) (1,786) Servicing income 6,076 6,054 4,958 Net gains on sales of loans 9,563 15,526 25,675 Net (loss) gain on residuals in securitizations (1,450) 31,465 — Net gain (loss) on loans under the fair value option 29,250 (11,761) (4,085) Technology and IT support income — — 3,311 Electronic payment processing income 11,053 11,739 11,777 Other noninterest income 9,964 7,007 11,627 Total noninterest income 60,388 56,275 51,851 Noninterest expense Salaries and employee benefits expense 19,973 23,135 19,149 Technology services expense — — 1,796 Electronic payment processing expense 4,429 4,428 4,438 Professional services expense 3,793 4,304 3,929 Other loan origination and maintenance expense 6,764 3,287 4,132 Depreciation and amortization 129 274 517 Loss on extinguishment of debt 179 — — Other general and administrative costs 6,892 6,881 4,886 Total noninterest expense 42,159 42,309 38,847 Net income before taxes 25,066 18,772 17,057 Income tax expense 7,165 5,069 5,123 Net income 17,901 13,703 11,934 Dividends to preferred shareholders (472) (400) (400) Net income available to common shareholders $ 17,429 $ 13,303 $ 11,534 Earnings per Common Share: Basic $ 0.68 $ 0.53 $ 0.45 Diluted $ 0.67 $ 0.52 $ 0.45

Exhibit 99.1 8 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Nine Months Ended September 30, 2025 September 30, 2024 (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 690 $ 1,168 Loans and fees on loans 104,213 80,346 Other interest earning assets 8,599 6,177 Total interest income 113,502 87,691 Interest expense Deposits 30,081 19,755 Notes and securitizations 32,592 33,427 Bank and FHLB borrowings 8,424 5,496 Total interest expense 71,097 58,678 Net interest income 42,405 29,013 Provision for credit losses 30,334 16,742 Net interest income after provision for credit losses 12,071 12,271 Noninterest income Dividend income 2,711 1,128 Net loss on loan servicing assets (12,500) (5,383) Servicing income 17,655 14,922 Net gains on sales of loans 38,050 68,531 Net (loss) gain on residuals in securitizations 30,015 — Net gain (loss) on loans under the fair value option 35,566 (4,181) Technology and IT support income — 14,255 Electronic payment processing income 33,401 35,409 Other noninterest income 24,163 28,557 Total noninterest income 169,061 153,238 Noninterest expense Salaries and employee benefits expense 64,424 60,445 Technology services expense — 8,624 Electronic payment processing expense 13,304 14,977 Professional services expense 11,532 11,237 Other loan origination and maintenance expense 14,468 9,391 Depreciation and amortization 549 1,570 Loss on extinguishment of debt 179 —

Exhibit 99.1 9 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Nine Months Ended September 30, 2025 September 30, 2024 (unaudited) (unaudited) Other general and administrative costs 21,189 14,326 Total noninterest expense 125,645 120,570 Net income before taxes 55,487 44,939 Income tax expense 14,516 12,410 Net income 40,971 32,529 Dividends to preferred shareholders (1,272) (1,200) Net income available to common shareholders $ 39,699 $ 31,329 Earnings per Common Share: Basic $ 1.57 $ 1.26 Diluted $ 1.54 $ 1.26

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days.

NewtekOne, Inc.	**As of and for the three months ended**		
(dollars and number of shares in thousands)	**September 30, 2025**	**June 30, 2025**	**September 30, 2024**
Return on Average Equity and Average Tangible Common Equity			
Numerator: Net Income (GAAP)	$17,429	$13,703	$11,934
Tax-adjusted amortization of intangibles	307	117	384
Dividend on preferred equity	(472)	(400)	(400)
Numerator: Adjusted net income	17,264	13,420	11,918
Average Total Shareholders' Equity[1]	339,116	299,308	258,326
Deduct: Preferred Stock (GAAP)	35,802	19,738	19,738
Average Common Shareholders' Equity[1]	303,314	279,570	238,588
Return on Average Common Equity	*20.4%*	*18.4%*	*18.4%*
Deduct: Average Goodwill and Intangibles[1]	14,653	15,130	29,883
Denominator: Average Tangible Common Equity[1]	$288,661	$264,440	$208,705
Return on Average Tangible Common Equity[1]	*23.7%*	*20.4%*	*22.7%*
Return on Average Assets			
Numerator: Net Income (GAAP)	$17,429	$13,703	$11,934
Denominator: Average Assets[1]	2,262,658	2,098,325	1,551,009
Return on Average Assets[1]	*3.06%*	*2.62%*	*3.06%*
Pre-Provision Net Revenue (PPNR)			
Net Income before Taxes (GAAP)	$25,066	$18,772	$17,057
Add: Provision for Credit Losses (GAAP)	7,712	9,117	6,928
Pre-Provision Net Revenue[1,2]	*$32,778*	*$27,889*	*$23,985*
Pre-Provision Return on Average Assets (PPROA)			
Pre-Provision Net Revenue[1,2]	$32,778	$27,889	$23,985
Denominator: Average Assets[1]	2,262,658	2,098,325	1,551,009
Pre-Provision Return on Average Assets[1]	*5.75%*	*5.33%*	*6.15%*

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Exhibit 99.1

NewtekOne, Inc.	As of and for the three months ended		
(dollars and number of shares in thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$42,159	$42,309	$38,847
Net Interest Income (GAAP)	14,549	13,923	10,981
Non-Interest Income (GAAP)	60,388	56,275	51,851
Denominator: Total Income	$74,937	$70,198	$62,832
Efficiency Ratio[1]	*56.3%*	*60.3%*	*61.8%*
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$386,707	$312,180	$281,785
Deduct: Goodwill and Intangibles (GAAP)	14,633	14,672	29,624
Numerator: Total Tangible Book Value[1]	$372,074	$297,508	$252,161
Denominator: Total Number of Shares Outstanding	28,876	26,317	26,018
Tangible Book Value Per Share[1]	*$12.89*	*$11.30*	*$9.69*
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$372,074	$297,508	$252,161
Deduct: Preferred Stock (GAAP)	48,181	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	$323,893	$277,770	$232,423
Denominator: Total Number of Shares Outstanding	28,876	26,317	26,018
Tangible Book Value Per Common Share[1]	*$11.22*	*$10.55*	*$8.93*

[1]Non-GAAP financial measure.

[2]PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

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